Exhibit 99.1

FOR FURTHER INFORMATION, CONTACT:	MEDIA INQUIRIES, CONTACT:
John Bacon Vice President, Marketing Cole Real Estate Investments, Inc. john.bacon@ColeREIT.com	Great Ink Communications 212.741.2977 Eric Waters | eric.waters@greatink.com Tom Nolan | tom@greatink.com

FOR IMMEDIATE RELEASE

COLE CORPORATE INCOME TRUST, INC. ACQUIRES MORE THAN $202 MILLION
OF NET LEASE OFFICE PROPERTIES

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Assets Include Single-Tenant, Mission-Critical Facilities in Markets Nationwide

PHOENIX, AZ: (November 25, 2013) - Cole CapitalTM, the private capital management business of Cole Real Estate Investments, Inc., announced the acquisition of five single-tenant corporate properties by Cole Corporate Income Trust, Inc. (CCIT). The combined price of the acquisitions was approximately $202.1 million and included facilities in San Jose, Colorado Springs, St. Louis and Houston.

“These latest acquisitions are consistent with CCIT’s strategy of securing mission-critical properties nationwide that are essential for corporate operations,” said Thomas W. Roberts, executive vice president and head of real estate investments at Cole Real Estate Investments, Inc. “These ‘necessity’ properties boast credit-quality tenants, long-term leases, valuable rent increases and varied industries, while providing geographic diversification to the expanding CCIT portfolio.”

CCIT invests primarily in strategic single-tenant, income-producing, necessity corporate properties leased to creditworthy tenants under long-term net leases. Cole Corporate Income Advisors, LLC, a subsidiary of Cole Real Estate Investments, Inc., serves as external advisor to CCIT. With these recent transactions, CCIT’s real estate portfolio currently consists of 63 wholly owned properties located in 25 states, totaling approximately 11.6 million square feet and with an aggregate purchase price of approximately $1.7 billion. As of November 22, 2013, CCIT had received approximately $1.9 billion in gross offering proceeds through the issuance of approximately 192.4 million shares of its common stock (including shares issued pursuant to its distribution reinvestment plan).

LATTICE SEMICONDUCTOR CORPORATION - San Jose, CA MSA
CCIT acquired a 98,874-square-foot two-story, Class A office building leased to Lattice Semiconductor Corporation. The facility serves as a development center and product design facility for Lattice, and activities at the property include research and development, as well as prototype product manufacturing and testing. There are approximately 12.9 years remaining on the initial lease term, plus a renewal option.

FEDEX CORPORATE SERVICES - Colorado Springs, CO MSA
CCIT acquired a 155,508-square-foot three-story, Class A office building leased to FedEx Corporate Services, Inc., with a guaranty from FedEx Corporation (S&P ‘BBB’). The property is the primary facility used by FedEx for the development and programming of various technologies that the company uses to route and track its delivery services. The lease has approximately 11.0 years remaining, plus renewal options.

SERVICENOW - San Jose, CA MSA
CCIT acquired a 148,866-square-foot three-building office complex leased to ServiceNow, Inc., a leading provider of cloud-based services that automate enterprise IT operations. The property serves as an operations facility for ServiceNow with an emphasis on research and development, as well as corporate functions. There are approximately 10.4 years remaining on the initial lease term, plus renewal options.

MAGELLAN HEALTH SERVICES - St. Louis, MO MSA
CCIT acquired a 232,521-square-foot three-story, Class A office building leased to Magellan Health Services, Inc. (S&P ‘BBB-’). Magellan uses the property as a national technology, administrative and customer care center, and it is the main corporate location for the entire company’s marketing, printing, production and mail operations. There are approximately 11.2 years remaining on the initial lease term, plus a renewal option.

TGS-NOPEC GEOPHYSICAL COMPANY - Houston, TX MSA
CCIT acquired a 97,295-square-foot three-story, Class A office building leased to TGS-NOPEC Geophysical Company. TGS-NOPEC Geophysical Company is a geophysical mapping company serving the oil and gas exploration and production industries. The property serves as TGS-NOPEC’s headquarters for U.S. operations, as well as the home office for the global CEO. The lease has approximately 11.9 years remaining, plus renewal options.

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About Cole CapitalTM
Cole Real Estate Investment, Inc.’s private capital management business, Cole Capital™, is a leading sponsor and advisor to publicly registered, non-listed REITs, for which it provides capital raising, acquisition, financing, leasing, asset management and shareholder services.

Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements that reflect the current views of Cole Real Estate Investments, Inc., Cole Capital and Cole’s management with respect to future events. Forward-looking statements about Cole’s plans, strategies and prospects are based on current information, estimates and projections; and are subject to risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Forward-looking statements are not intended to be a guarantee of any event, action, result, outcome or performance in future periods. Cole does not not intend or assume any obligation to update any forward-looking statements, and the reader is cautioned not to place undue reliance on them.